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ARM HOLDINGS PLC

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

Amended and Restated Deposit Agreement

Dated as of ~~April 24, 1998~~________________, 2007

~~as amended and restated as of April 17, 2000~~

~~and as further amended and restated as of Decmeber 23, 2004~~

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of April 24, 1998, as amended and restated as of April 17, 2000, December 23, 2004, and as further amended and restated as of ~~December 23, 2004,~~_______________, 2007 among ARM HOLDINGS PLC, incorporated under the laws of England and Wales (herein called the Issuer), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing ~~the interests in~~rights with respect to the Deposited Securities ~~and~~.  American Depositary Shares may be evidenced by ~~the~~ Receipts or uncertificated securities issued hereunder.  Each American Depositary Share shall represent ~~three (3) Shares~~the number of shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.10 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

Section 1.2

Article; Section.

Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

Section 1.3

Beneficial Owner.

The term "Beneficial Owner" shall mean any person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt, and who may or may not be the Owner of such Receipt.

Section 1.4

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.5

Custodian.

The term "Custodian" shall mean the London office of The Bank of New York, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

Section 1.6

Delivery; Deposit; Surrender; Transfer; Withdraw.

The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", when used (i) with respect to Shares: (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities, or (b) in the case of certificated Shares, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) DTC or its nominee, or (3) institutions that have accounts with DTC, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

Section 1.7

Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.8

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the corporate trust office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

Section 1.9

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

Section 1.10

Dollars; Pounds; Pence.

The term "Dollars" shall mean United States dollars.  The term "£" shall mean English Pounds and the term "p" shall mean English pence.

Section 1.11

Foreign Currency.

The term "Foreign Currency" shall mean any currency other than Dollars.

Section 1.12

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

Section 1.13

Issuer.

The term "Issuer" shall mean ARM Holdings plc, incorporated under the laws of England and Wales, and its successors.

Section 1.14

Owner.

The term "Owner" shall mean the person in whose name ~~a Receipt is~~American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

Section 1.15

Receipts.

The term "Receipts" shall mean the American Depositary Receipts, substantially in the form of Exhibit "A" annexed hereto, issued hereunder evidencing American Depositary Shares as such receipts may be amended from time to time in accordance with the provisions hereof.

Section 1.16

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

Section 1.17

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.18

Shares.

The term ~~"~~“Shares~~"~~” shall mean Ordinary Shares ~~in registered form~~ of the Issuer~~, par value of 0.05 GBP each, heretofore~~ that are validly issued and outstanding and fully paid, nonassessable and ~~free~~that were not issued in violation of any pre~~-~~-emptive or similar rights of the holders of outstanding ~~Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares~~securities of the Issuer; provided, however, that, if there shall occur any change in ~~par~~nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.1

Form and Transferability of Receipts.

Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts with the consent of the Issuer (which consent shall not be unreasonably withheld) may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary exemption is in force or approval has been granted by or there has been compliance with the rules and regulations of any governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as practicable, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

Section 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver as promptly as practicable at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall as promptly as practicable execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts as promptly as practicable for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon the written request or with the written approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the written approval of the Issuer and substitutes appointed by the Depositary upon the request or with the written approval of the Issuer.  Each co-transfer agent appointed under this Section 2.4 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts, but only to the extent that the Depositary would in similar circumstances be entitled to so require, and will be entitled to protection and indemnity to the same extent as the Depositary.

Section 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided as promptly as practicable.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the London office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Section 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and any such reasonable regulations, if any, the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which such Receipts or Shares are listed or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction IA(i) and in Form F-6 (as such instruction may be amended from time to time) under the Securities Act in connection with respect to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares, or, to the extent the Depository has received instructions with respect thereto from the Issuer any Shares the deposit of which would violate any provision of the Articles of Association of the Issuer.

Section 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

Section 2.9

Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.3 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners.

Section 2.10

Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

Section 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

Section 3.2

Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

Section 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

Section 3.4

Disclosure of Interests.

Notwithstanding any other provision of this Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the Memorandum and Articles of Association of the Issuer (to the same extent as if such American Depositary Shares evidenced by such Receipt were the Shares represented by such American Depositary Shares evidenced by such Receipt, provided, however, that such provisions shall apply to such persons only to the extent feasible), and to provide such information as the Issuer may request in a disclosure notice (a "Disclosure Notice") given pursuant to statutory provisions of English law or the Memorandum and Articles of Association.  Failure of an Owner or Beneficial Owner to provide in a timely fashion information requested in any Disclosure Notice may, in the Issuer's sole discretion, result in the withholding of certain rights in respect of such Owner or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares).  The Depositary agrees to use its reasonable efforts to comply with any instructions received from the Issuer requesting that the Depositary take the actions specified therein to obtain such information.

In addition, any Owner or Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of Section 208 and 209 of the United Kingdom Companies Act 1985, as amended from time to time (the "Companies Act")), in the issued ordinary share capital of the Issuer equal to or in excess of the then "notifiable interest" (at the date hereof, three percent (3%)) or such other amount as may be required by the Companies Act, or is aware that another person for whom it holds such Receipts is so interested, must within two (2) business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least one percent (1%) of the outstanding Shares, notify the Issuer as required by the Companies Act.

If the Issuer requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to the Memorandum and Articles of Association of the Issuer or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.

ARTICLE 4.

THE DEPOSITED SECURITIES.

Section 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution as promptly as practicable into Dollars and shall distribute as promptly as practicable the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

Section 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.13 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall, after consultation with the Issuer, cause the securities or property received by it to be distributed to the Owners entitled thereto, as promptly as practicable in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Issuer, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary, after consultation with the Issuer, deems such distribution not to be feasible, the Depositary after consultation with the Issuer may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash provided, however, that no such distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent that such securities or property or the net proceeds thereof are not effectively distributed to Owners as provided in this paragraph, each American Depositary Share shall thereafter also represent the additional securities or property distributed in respect of the Shares represented by such American Depositary Share prior to such distribution.

Section 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Issuer, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.13 and the payment of fees of the Depositary as provided in Section 5.9; provided, however, that no such distribution to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.4

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Issuer, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering by reason of applicable law, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary after consultation with the Issuer may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

After consultation with the Issuer, if the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  No distributions of rights or the net proceeds of any sale of rights to Owners shall be unreasonably delayed by any action of the Depositary or any of its agents.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act, provided that nothing in the Deposit Agreement will create or be construed to create, any obligation on the part of the Issuer to file a registration statement with respect to such rights or securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Section 4.5

Conversion of Foreign Currency.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that any Foreign Currency received by the Depositary is not pursuant to applicable law convertible in whole or in part into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Section 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary, after consultation with the Issuer to the extent practicable, shall fix a record date (which will be as close as reasonably practicable to the date corresponding to the record date, if any, fixed by the Issuer in respect of Shares) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled as proxy to vote or give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and as proxy to vote or give voting instructions and to act in respect of any other such matter.

Section 4.7

Voting of Deposited Securities.

The Depositary hereby irrevocably appoints (or, if the Deposited Securities are registered in the name of or held by its Custodian or a nominee, the Depositary hereby agrees to procure that the Custodian or its nominee shall appoint), in each case subject to the Articles of Association of the Issuer, each Owner as of the record date (the “Voting Record Date”) fixed by the Depositary in accordance with Section 4.6 in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote, call for a poll and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts held by such Owners on the Voting Record Date. In respect of any such meeting each such Owner may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote, call for a poll and speak on behalf of the Owner subject to and in accordance with the provisions of this Section 4.7 and the Articles of Association of the Issuer. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter, mail to the Owners of record as of the Voting Record Date a notice, the form of which notice shall be approved of by the Issuer which shall contain (a) such information as is contained in such notice of meeting, (b) a Receipt proxy card in the form prepared by the Depositary after consultation with the Issuer, (c) a statement that the Owners of record as of the close of business on the Voting Record Date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Issuer and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote, call for a poll or speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (ii) to appoint any other person as the substitute proxy of such Owner to attend, vote, speak or call for a poll at such meeting as the proxy of the Depositary or its nominee, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by such Owner’s Receipts or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Owner and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts, and (d) a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary, if that person is to be appointed by such Owner as its substitute proxy.  Upon the written request of an Owner of record of a Receipt on the Voting Record Date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  Neither the Depositary, nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such written instructions from Owners given in accordance with this Section 4.7.  If no valid written instructions are received by the Depositary from an Owner with respect to any of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the Instruction Date, that amount of Deposited Securities shall not be voted by the Depositary or its nominee but may be directly voted by the Owners, as proxy for the Depositary, in attendance at meetings of shareholders or by substitute proxy, subject to and in accordance with the provisions of this Section 4.7 and the Issuer’s Articles of Association.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or other Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

Section 4.8

Requisitions of Meetings by Owners.

The Issuer agrees with the Owners as follows:

Owners in whose names are registered Receipts evidencing American Depositary Shares which represent Shares amounting to not less than one-tenth in number of the Shares in aggregate and carrying the right to vote at general meetings of the Issuer (at the date of the deposit of the requisition) may requisition a general meeting of the shareholders of the Issuer by depositing a requisition (which states the objects of the proposed general meeting, is signed by such Owners and may consist of several documents in like form signed by one or more Owner requisitionists) at the registered office of the Issuer and, on receipt of a valid requisition, the directors of the Issuer shall take all such steps as are necessary to convene a general meeting as soon as reasonably practicable.

Where the directors of the Issuer fail to duly convene a general meeting of shareholders (and they shall be deemed not to have duly convened a meeting where they convene a meeting for a date more than 28 days after the date of notice convening the meeting) within 21 days from the date of the deposit of the requisition, the Owner requisitionists, or any of them representing more than one half of the total American Depositary Shares of all of them, may themselves convene a meeting, but any general meeting of shareholders so convened shall not be held after the expiration of 3 months from that date.

A meeting convened by Owner requisitionists must be convened in the same manner, as nearly as possible, as that in which meetings are convened by directors of the Issuer (pursuant to the Articles of Association of the Issuer and applicable law) and any reasonable expenses incurred by Owner requisitionists by reason of the failure of the directors of the Issuer to duly convene a meeting shall be repaid to the Owner requisitionists by the Issuer. A sum equivalent to that repaid or reimbursed to Owner requisitionists shall be retained by the Issuer out of any sums due or to become due from the Issuer by way of fees or other remuneration in respect of their services to such of the directors of the Issuer as were in default.

The Depositary is not a party to the covenants set forth in this Section 4.8, and the Depositary will have no responsibility for the validity or enforceability of those covenants, for any action taken or not taken by any person pursuant to them or for the effect of any action or inaction of that kind.

Section 4.9

Requisitions of Resolutions at Meetings of Shareholders.

The Issuer agrees with the Owners as follows:

Owners (a) in whose names at the date of the requisition are registered Receipts evidencing American Depositary Shares which represent Shares having not less than one-twentieth of the total voting rights of all the members who have the right to vote at the general meeting to which the requisition relates, or (b) being not less than 100 in number and holding Receipts evidencing American Depositary Shares which represent Shares upon which there has been paid up, an average sum, per Owner, of not less than £100, may oblige the Issuer (at the expense of the relevant Owners) by requisition (a) to give members of the Issuer entitled to receive notice of the next annual general meeting notice of any resolution which the relevant Owners intend to be moved at that annual general meeting and (b) to circulate to members entitled to have notice of any general meeting sent to them any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting. The Issuer shall only be bound to give notice of any such resolution or circulate any such statement proposed by the relevant Owners where the relevant requisition is (i) signed by the requisitionist Owners (or consists of two or more copies of the requisition which between them include all the signatures of the relevant Owners), (ii) deposited at the registered office of the Issuer not less than 6 weeks before the relevant meeting (unless the general meeting is called for a date 6 weeks or less after the relevant requisition has been deposited, in which case it will be deemed to have been properly deposited in the appropriate time period) and (iii) is deposited or tendered with a sum reasonably sufficient to meet the Issuer’s expenses in giving effect to it. Notwithstanding any of the foregoing, the Issuer shall not be bound under this Section 4.9 to circulate any statement upon receipt of a valid requisition, if its directors, in their absolute discretion, either upon application to the Issuer in writing by any other member or Owner who claims to be aggrieved or otherwise, are satisfied that the right to circulate a statement conferred by this Section 4.9 is being abused to secure needless publicity for a defamatory matter.

The Depositary is not a party to the covenants set forth in this Section 4.9, and the Depositary will have no responsibility for the validity or enforceability of those covenants, for any action taken or not taken by any person pursuant to them or for the effect of any action or inaction of that kind.

Section 4.10

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Issuer's approval, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.10 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.

Section 4.11

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request of the Issuer, send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.

Section 4.12

Lists of Owners.

Promptly upon request by the Issuer at any time from time to time, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.13

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

Section 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, provided that any such closing of the transfer books shall be subject to the provisions of Section 7.7 which limit the suspensions of withdrawals of Shares.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar upon the written request or with the written approval of the Issuer or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

Any such co-registrar shall, upon the Issuer's request, and may, with the approval of the Issuer, be removed and a substitute or substitutes appointed by the Depositary.

The Issuer will have the right to inspect the transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any co-registrars, to supply copies of such portions of such records as the Issuer may reasonably request.

Section 5.1

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner or other person, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Issuer, or by reason of any provisions of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer incur any liability to any Owner or Beneficial Owner or other person by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.2

Obligations of the Depositary, the Custodian and the Issuer.

Save in accordance with Sections 4.8, 4.9 and the second paragraph of 5.6, the Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner or other person except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner or other person (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.3

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.4

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any change in Custodian the Depositary shall give notice thereof in writing to all Owners, each of the Custodians and the Issuer.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.5

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.  The Issuer shall furnish to the Custodian and the Depositary a summary, in English, of any applicable provision or proposed provisions of the Articles of Association of the Issuer that may be relevant or pertaining to such notice of meeting or either subject of a vote thereat.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer (and the Issuer hereby undertakes, for the benefit of the Owners and Beneficial Owners, to make such a request in respect of every such notice, report or other communication sent to the Depositary), the Depositary will arrange for the mailing as promptly as practicable of copies of such notices, reports and communications to all Owners.  The Issuer will provide the Depositary in a timely manner with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.6

Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

Section 5.7

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any "Pre-release Transaction".  For purposes of this provision, the term "Pre-release Transaction" means any transaction entered into by the Depositary (other than any such transaction to which the Issuer is a party) to implement or carry out any one or more Pre-releases (including without limitation any transaction pursuant to Section 2.9), but does not include the execution and delivery, transfer or exchange, or surrender and cancellation of any Pre-released Receipts or any other act performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts.  In addition, for the avoidance of doubt, it is understood that the first sentence of this subparagraph shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold each of them harmless from any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, the Registrar or any Custodian or their respective directors, employees, agents and affiliates arising out of their negligence or bad faith.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and any succession or substitution of any person indemnified hereby.

Section 5.8

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months or at such other intervals as the Issuer and the Depositary may agree.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof and (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Section 5.9

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

Section 5.10

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

Section 5.11

Approved Depositary

The parties agree and recognise that the Depositary is hereby designated for so long as this Deposit Agreement is in effect, as an Approved Depositary by the Issuer in accordance with and for the purposes of the Articles of Association of the Issuer and the Issuer undertakes not to revoke this designation unless this Deposit Agreement is validly terminated in accordance with its terms.

ARTICLE 6.

AMENDMENT AND TERMINATION.

Section 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable without the consent of the Owners.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except for its obligations to the Issuer under Section 5.8 hereof and to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.

MISCELLANEOUS.

Section 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

Section 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4

Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof and shall be entitled to, without limitation, the benefit of and the right to enforce the terms of Sections 4.8, 4.9, 5.3 and 5.6 of this Deposit Agreement against the Issuer.

Section 7.5

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to ARM Holdings plc, ~~90~~110 Fulbourn Road, ~~Cherry Hinton,~~ Cambridge CB1 ~~4JN~~9NJ, United Kingdom, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Section 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, ARM HOLDINGS PLC and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ARM HOLDINGS PLC

By: ______________________

      Name:

      Title:

THE BANK OF NEW YORK,

    as Depositary

By: ______________________

      Name:

      Title:

ARTICLE 1.

DEFINITIONS.

SECTION 1.1

AMERICAN DEPOSITARY SHARES.

SECTION 1.2

ARTICLE; SECTION.

SECTION 1.3

BENEFICIAL OWNER.

SECTION 1.4

COMMISSION.

SECTION 1.5

CUSTODIAN.

SECTION 1.6

DELIVERY; DEPOSIT; SURRENDER; TRANSFER; WITHDRAW.

SECTION 1.7

DEPOSIT AGREEMENT.

SECTION 1.8

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.9

DEPOSITED SECURITIES.

SECTION 1.10

DOLLARS; POUNDS; PENCE.

SECTION 1.11

FOREIGN CURRENCY.

SECTION 1.12

FOREIGN REGISTRAR.

SECTION 1.13

ISSUER.

SECTION 1.14

OWNER.

SECTION 1.15

RECEIPTS.

SECTION 1.16

REGISTRAR.

SECTION 1.17

SECURITIES ACT OF 1933.

SECTION 1.18

SHARES.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.2

DEPOSIT OF SHARES.

SECTION 2.3

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.4

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.5

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

SECTION 2.6

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF

RECEIPTS.

SECTION 2.7

LOST RECEIPTS, ETC.

SECTION 2.8

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.9

PRE-RELEASE OF RECEIPTS.

Section 2.10

Uncertificated American Depositary Shares; DTC Direct Registration

System.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

- ~~15~~17 -

SECTION 3.1

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

- ~~15~~17 -

SECTION 3.2

LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

- ~~15~~18 -

SECTION 3.3

WARRANTIES ON DEPOSIT OF SHARES.

- ~~16~~18 -

SECTION 3.4

DISCLOSURE OF INTERESTS.

- ~~16~~19 -

ARTICLE 4.

THE DEPOSITED SECURITIES.

- ~~17~~20 -

SECTION 4.1

CASH DISTRIBUTIONS.

- ~~17~~20 -

SECTION 4.2

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

- ~~18~~21 -

SECTION 4.3

DISTRIBUTIONS IN SHARES.

- ~~19~~22 -

SECTION 4.4

RIGHTS.

- ~~20~~22 -

SECTION 4.5

CONVERSION OF FOREIGN CURRENCY.

- ~~22~~25 -

SECTION 4.6

FIXING OF RECORD DATE.

- ~~23~~26 -

SECTION 4.7

VOTING OF DEPOSITED SECURITIES.

- ~~24~~27 -

SECTION 4.8

REQUISITIONS OF MEETINGS BY OWNERS.

- ~~26~~29 -

SECTION 4.9

REQUISITIONS OF RESOLUTIONS AT MEETINGS OF SHAREHOLDERS.

- ~~27~~30 -

SECTION 4.10

CHANGES AFFECTING DEPOSITED SECURITIES.

- ~~29~~31 -

SECTION 4.11

REPORTS.

- ~~29~~32 -

SECTION 4.12

LISTS OF OWNERS.

- ~~30~~32 -

SECTION 4.13

WITHHOLDING.

- ~~30~~32 -

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

- ~~30~~33 -

SECTION 5.1

 MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

- ~~30~~33 -

SECTION 5.2

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

- ~~31~~34 -

SECTION 5.3

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

- ~~32~~35 -

SECTION 5.4

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

- ~~34~~36 -

SECTION 5.5

THE CUSTODIANS.

- ~~35~~37 -

SECTION 5.6

NOTICES AND REPORTS.

- ~~36~~38 -

SECTION 5.7

DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC.

- ~~36~~39 -

SECTION 5.8

INDEMNIFICATION.

- ~~37~~39 -

SECTION 5.9

CHARGES OF DEPOSITARY.

- ~~38~~41 -

SECTION 5.10

RETENTION OF DEPOSITARY DOCUMENTS.

- ~~39~~42 -

SECTION 5.11

EXCLUSIVITY.

- ~~40~~42 -

SECTION 5.12

APPROVED DEPOSITARY

- ~~40~~42 -

ARTICLE 6.

AMENDMENT AND TERMINATION.

- ~~40~~42 -

SECTION 6.1

AMENDMENT.

- ~~40~~42 -

SECTION 6.2

TERMINATION.

- ~~41~~43 -

ARTICLE 7.

MISCELLANEOUS.

- ~~42~~44 -

SECTION 7.1

COUNTERPARTS.

- ~~42~~44 -

SECTION 7.2

NO THIRD PARTY BENEFICIARIES.

- ~~42~~45 -

SECTION 7.3

SEVERABILITY.

- ~~43~~45 -

SECTION 7.4

~~Holders~~Owners AND Beneficial OWNERS AS PARTIES; BINDING EFFECT.

- ~~43~~45 -

SECTION 7.5

NOTICES.

- ~~43~~45 -

SECTION 7.6

GOVERNING LAW.

- ~~44~~46 -

SECTION 7.7

COMPLIANCE WITH U.S. SECURITIES LAWS.

- ~~44~~46 -